Investor Presentation November 2021

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our various business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program (“PPP”) and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowing and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. Central Pacific Financial - Corporate Profile MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CENTRAL PACIFIC BANK (CPB) TOTAL ASSETS $7.3 BILLION MARKET CAP $797 MILLION SHARE PRICE $28.54 DIVIDEND YIELD 3.29% Central Pacific Financial Corp. is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 31 branches across the State. CPB is a market leader in residential mortgage, small business banking and digital banking. Note: Total assets as of 9/30/21. Other Market Information above as of 11/12/21.

4Central Pacific Financial Corp. 3rd Quarter 2021 Highlights PROFITABILITY NET INCOME / DILUTED EPS $20.8 Million / $0.74 ROA/ROE 1.15% / 14.83% NET INTEREST MARGIN 3.31% Actual 2.96% Normalized* EFFICIENCY RATIO 62.3% * Normalized to exclude PPP impact. 1 Net charge-offs (NCOs) are annualized 2 Classified assets + OREO / Tier 1 Capital + ACL ASSET QUALITY NPAs/TOTAL ASSETS 0.10% NCOs/AVERAGE LOANS1 0.02% CLASSIFIED ASSET RATIO2 6.77% ACL COVERAGE* 1.55% CAPITAL QTRLY DIVIDEND $0.25 per share CET1 11.2% TIER 1 LEVERAGE* 8.9% TCE* 7.9% • Highest pre-tax income since 2007 • Increased quarterly cash dividend by 4.2% • Core loan growth 16% LQA and core deposit growth 18% LQA • $6.5 billion in total deposits at an average cost 0.05%

5Central Pacific Financial Corp. Consistent Growth & Positive Earnings Trends * Annualized YTD 9/30/2021 • Strong, consistent and balanced loan and deposit growth • Pre-tax, pre-provision earnings continue to grow 3,000 3,500 4,000 4,500 5,000 5,500 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 $ M ill io ns Loan Balances Outstanding-Excluding PPP $4.8B 4,000 4,500 5,000 5,500 6,000 6,500 7,000 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 $ M ill io ns Total Deposits $6.5B @ 0.05% avg cost 50 60 70 80 90 100 2016 2017 2018 2019 2020 YTD 2021* $ M ill io ns Pre-Tax Pre-Provision (PTPP) Income

6Central Pacific Financial Corp. Resilient Hawaii Market STRENGTHS AND RECOVERY FACTORS • Hawaii has the lowest per capita COVID-19 case rate in the nation1 • Approximately 72% of Hawaii residents are fully vaccinated2 • Visitor numbers rebounded in Summer of 2021, and are expected to be very strong in the Winter/Holiday season • Housing prices remain extremely strong with the Oahu median home sales price exceeding $1 million in August and September 2021 • Unemployment rate improved to 6.6% in September 2021 compared to a peak of 22% in April 2020 * Source: Department of Business Economic Development & Tourism. Includes visitors, returning residents, and intended residents. Excludes flights from Canada. DAILY PASSENGER COUNTS TO HAWAII* 1 Source: Centers for Disease Control (CDC), as of November 12, 2021 (since the beginning of the pandemic). 2 Source: Health.Hawaii.gov, as of November 12, 2021. $1.05 MILLION $500 $600 $700 $800 $900 $1,000 $1,100 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 Ja n- 21 Fe b- 21 M ar -2 1 Ap r-2 1 M ay -2 1 Ju n- 21 Ju l-2 1 Au g- 21 Se pt -2 1 OAHU SINGLE FAMILY HOME MEDIAN SALES PRICE ($ IN THOUSANDS)

7Central Pacific Financial Corp. Shareholder Value Drivers Innovation & Digital Banking Small Business & Residential Mortgage Leader Japan Competitive Advantage Efficiency Strategies 1 2 3 4 Solid Credit, Capital and Liquidity5

# Innovation & Digital Banking Accomplishments

**1H 2020**

Concept Branch
Temporary main branch for concept innovation and testing

**2H 2020**

Online/Mobile Banking
New consumer platform launched in August 2020.

ATMs
Full ATM network upgrade completed in November 2020

**1Q 2021**

Online Account Opening
Consumer platform to open deposit accounts and term loans launched January 2021

Business Online Banking
New platform designed for small businesses launched February 2021

**2Q 2021**

Online Chat
Online chat to enhance CX available since April 2021

Contactless Debit Cards
Issued to all customers in May-June 2021

**3Q-4Q 2021**

New 'Shaka' Digital Checking Account
Launched November 2021

**Significant additional digital developments are underway.**
**More updates to come in early 2022.**

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9Central Pacific Financial Corp. Shaka Digital Checking • Hawaii’s first fully digital bank account launched early November 2021 with several hundred accounts opened in the first few days • Preceded by Hawaii’s largest social media influencer campaign which generated a waitlist of nearly 3,000 • Market differentiating features: 2 day early direct deposit paycheck Use of any bank ATMs with fee refunds Attractive interest rate Open online in 5 minutes Refer to shaka.cpb.bank for important additional details and terms.

10Central Pacific Financial Corp. Marketing Innovation: ‘CPB Ambassadors’

11Central Pacific Financial Corp. Small Business Leader SMALL BUSINESSES SBA Lender of the Year Category II, 7 years in a row Originated more SBA loans than the 3 other large Hawaii banks combined1 Innovative Programs & Technology  CPB Foundation recently announced a financial management and networking accelerator program for local women entrepreneurs called ‘WE by Rising Tide’  Recently launched a new online banking system specially designed for small businesses, with online account opening feature under development Niche Markets  CPB has strong market share in the dental and physician niche, being the primary bank to nearly half of the dentists and a quarter of the physicians in the State of Hawaii 1 As reported by the SBA for the 2019 year. 2020 is not available.

12Central Pacific Financial Corp. SBA Paycheck Protection Program (PPP)  Funded over 11,800 PPP loans totaling $875 million, which represented 30% of all PPP loans in the State of Hawaii (based on count)  ~90% of 2020 and ~40% of 2021 originations have been forgiven/paid down**  Relationship building with over 2,300 new business clients. Over 20% have made CPB their bank thus far * Total in 2020-2021 (rounds 1-3), source: SBA public data (data.sba.gov/dataset/ppp-foia) ** As of September 30, 2021 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 American Savings Bank Bank of Hawaii Central Pacific Bank First Hawaiian Bank Other Institutions State of Hawaii Total Number of PPP loans Originated* 20% 30% 26% 8% 16%

13Central Pacific Financial Corp. Residential Mortgage Strength in Hawaii SMALL BUSINESSES • $1.2 Billion in total production in 2020; $0.8 Billion total production in 2021 YTD through September • #2 lender in Hawaii in total purchase mortgage volume in 2020 and 2021 YTD through September • Lead partner with developers on many large condominium developments • Unique mortgage broker joint-venture model provides significant cross-sale opportunities

14Central Pacific Financial Corp. Japan Competitive Advantage CPB JAPAN ADVISORS GROUP • Partnership with several top Japanese Executives, including formerly or currently from: Nippon Paint Holdings, MUFG, Sony Hawaii, Wells Fargo Securities-Japan TSUBASA ALLIANCE • Strategic financial alliance of 11 regional banks in Japan, including: Chiba Bank, Daishi Bank, Chugoku Bank, among others EXECUTIVE NETWORK • Paul Yonamine is a Director of SMBC and the Board Chair of the U.S. Japan Council. He previously served as the IBM Japan President and led KPMG Consulting in Japan • Hikaru Utsugi, head of CPB International banking spent 30+ years at Mitsubishi UFJ Bank

15Central Pacific Financial Corp. Efficiency Strategies Branch Consolidation - 4 branches consolidated in 2020, and a 5th to be consolidated on 12/31/2021 - With continued migration to digital, additional branches under consideration Real Estate Optimization - Backoffice space consolidation - Purchasing strategic real estate locations Process Automation - Straight through processing - Data simplification and standardization

16Central Pacific Financial Corp. Strong Asset Quality * Excludes the PPP loan portfolio from total loans. Note: Peer Average includes banks $3-10B in assets. Source S&P Global. $0 $20 $40 $60 $80 $100 3.00% 5.00% 7.00% 9.00% 11.00% 13.00% 15.00% 3Q20 4Q20 1Q21 2Q21 3Q21 CLASSIFIED ASSETS Classified Assets + OREO (right) Classified Assets + OREO/Tier 1 Capital + ACL (left) Peer Average (left) $0 $20 $40 $60 $80 $100 0.90% 1.10% 1.30% 1.50% 1.70% 1.90% 3Q20 4Q20 1Q21 2Q21 3Q21 ALLOWANCE FOR CREDIT LOSSES (ACL)* ACL in $ Millions (right) ACL/Total Loans, excl PPP (left) Peer Average (left) $0 $20 $40 $60 $80 $100 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 3Q20 4Q20 1Q21 2Q21 3Q21 NON PERFORMING LOANS NPLs in $ Millions (right) NPL /Total Loans (left) Peer Average (left) $0 $20 $40 $60 $80 $100 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 3Q20 4Q20 1Q21 2Q21 3Q21 NET CHARGE-OFFS Net Charge-offs in $ Millions (right) NCO/Avg Loans (left) Peer Average (left)

17Central Pacific Financial Corp. Solid Capital Position STRONG CAPITAL • Increased quarterly cash dividend by $0.01 to $0.25 per share which will be payable on December 15, 2021 • $230 million capital cushion to the well-capitalized Total RBC minimum of 10% at 9/30/21 • Repurchased 234,700 shares in the 3Q 2021, and an additional 90,500 shares in the 4Q 2021 through November 12, 2021. • YTD through 9/30/21 returned $30.2 million in capital through share repurchases and cash dividends * Excludes the PPP impact to the assets denominator, refer to slide 24 for more details. 11.2% 1.0% 2.4% 8.9% 7.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 9/30/2021 9/30/2021 9/30/2021 Capital Ratios CET1 Tier 1 Tier 2 TOTAL RISK BASED CAPITAL TIER 1 LEVERAGE* TANGIBLE COMMON EQUITY* 14.6%

Mahalo

19Central Pacific Financial Corp. Appendix

20Central Pacific Financial Corp. Total Loan Portfolio LOAN PORTFOLIO HIGHLIGHTS • Conservative and Diversified Loan Portfolio – 41% Commercial – 47% Residential – 12% Consumer • Predominantly Hawaii Focused – 86% Hawaii – 14% Mainland/Guam • 77% Real Estate Secured (excluding PPP loan balances from total loan portfolio balance) • Nearly all loan deferrals have returned to pay status with only $1.3 million in residential and consumer deferrals remaining at 9/30/21 Note: Totals may not sum due to rounding. TOTAL LOAN PORTFOLIO OF $5,046MM OUTSTANDING BALANCE AS OF 9/30/2021 $ IN MILLIONS Commercial & Industrial $519 / 10% PPP $219 / 4% Construction $129 / 3% Residential $1,749 / 35% Home Equity $619 / 12% CRE - Owner Occupied $311 / 6% CRE - Investor $897 / 18% Consumer $603 / 12%

21Central Pacific Financial Corp. SBA Paycheck Protection Program (PPP) IN $ MILLIONS (except for loan count) As of 9/30/21 ROUND 1 & 2 (2020) ROUND 3 (2021) FUNDED $/COUNT $558.9 ~7,200 LOANS $320.9 ~4,600 LOANS FORGIVENESS/ PAYDOWNS TO DATE $522.2 $131.0 EARNED NET FEES TO DATE $18.7 $9.8 UNEARNED NET FEES 9/30/21 $0.4 $7.5 NET BALANCE AT 9/30/21 $36.3 $182.4

22Central Pacific Financial Corp. Environmental, Social & Governance (ESG) 2020 ESG report can be viewed here: https://www.cpb.bank/esg Includes the 4 pillars below:

# Historical Financial Highlights

| ($ in millions) | QTD 3Q21 | QTD 2Q21 | QTD 1Q21 | Year Ended December 31, 2020 | 2019 | 2018 | 2017 | 2016 |
|---|---|---|---|---|---|---|---|---|
| **Balance Sheet (period end data)** | | | | | | | | |
| Loans and leases | $ 5,045.8 | $ 5,077.3 | $ 5,137.8 | $ 4,964.1 | $ 4,449.5 | $ 4,078.4 | $ 3,770.6 | $ 3,524.9 |
| Total assets | 7,298.2 | 7,178.5 | 6,979.3 | 6,594.6 | 6,012.7 | 5,807.0 | 5,623.7 | 5,384.2 |
| Total deposits | 6,515.9 | 6,397.2 | 6,209.0 | 5,796.1 | 5,120.0 | 4,946.5 | 4,956.4 | 4,608.2 |
| Total shareholders' equity | 555.4 | 552.8 | 542.9 | 546.7 | 528.5 | 491.7 | 500.0 | 504.7 |
| **Income Statement** | | | | | | | | |
| Net interest income | 56.1 | 52.1 | 49.8 | 197.7 | 184.1 | 173.0 | 167.7 | 158.0 |
| Provision (credit) for credit losses | (2.6) | (3.4) | (0.8) | 42.1 | 6.3 | (1.5) | (2.6) | (5.4) |
| Other operating income | 10.3 | 10.5 | 10.7 | 45.2 | 41.8 | 38.8 | 36.5 | 42.3 |
| Other operating expense | 41.3 | 41.4 | 37.8 | 151.7 | 141.6 | 135.1 | 131.0 | 132.4 |
| Income taxes (benefit) | 6.8 | 5.9 | 5.5 | 11.8 | 19.6 | 18.8 | 34.6 | 26.3 |
| Net income | 20.8 | 18.7 | 18.0 | 37.3 | 58.3 | 59.5 | 41.2 | 47.0 |
| **Profitability** | | | | | | | | |
| Return on average assets | 1.15% | 1.06% | 1.07% | 0.58% | 0.99% | 1.05% | 0.75% | 0.90% |
| Return on average shareholders' equity | 14.83% | 13.56% | 13.07% | 6.85% | 11.36% | 12.22% | 8.03% | 9.16% |
| Efficiency ratio (*) | 62.32% | 66.20% | 62.54% | 62.47% | 62.69% | 63.79% | 64.14% | 66.10% |
| Net interest margin | 3.31% | 3.16% | 3.19% | 3.30% | 3.35% | 3.22% | 3.28% | 3.27% |
| **Capital Adequacy (period end data)** | | | | | | | | |
| Leverage capital ratio | 8.51% | 8.56% | 8.85% | 8.81% | 9.53% | 9.88% | 10.35% | 10.64% |
| Total risk-based capital ratio | 14.58% | 14.93% | 15.37% | 15.19% | 13.64% | 14.69% | 15.92% | 15.49% |
| **Asset Quality** | | | | | | | | |
| Net loan chargeoffs/average loans | 0.02% | 0.06% | 0.06% | 0.15% | 0.15% | 0.02% | 0.11% | 0.03% |
| Nonaccrual loans/total loans (period end) | 0.14% | 0.13% | 0.14% | 0.12% | 0.03% | 0.06% | 0.07% | 0.24% |

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios.

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# Non-GAAP Financial Measures - Excluding PPP

The Company believes the following non-GAAP financial measures provides useful information about our operating results and enhances the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

| In $ Millions | | Sep. 30, 2021 Actual | | PPP Exclusions[1] | | Sep. 30, 2021 Adjusted |
|---|---|---|---|---|---|---|
| **Quarter-ended 9/30/21:** | | | | | | |
| Net Interest Income[2] | $ | 56.2 | $ | (8.6) | $ | 47.6 |
| Total Avg. Interest-Earning Assets | $ | 6,761.6 | $ | (330.4) | $ | 6,431.2 |
| Net Interest Margin[3] | | 3.31% | | | | 2.96% |
| | | | | | | |
| Tangible Common Equity | $ | 555.4 | | | $ | 555.4 |
| Total Assets | $ | 7,298.2 | $ | (218.7) | $ | 7,079.5 |
| Tangible Common Equity Ratio | | 7.61% | | | | 7.85% |
| | | | | | | |
| Tier 1 Capital | $ | 613.1 | | | $ | 613.1 |
| Average Assets for Lev. Ratio | $ | 7,206.7 | $ | (330.4) | $ | 6,876.3 |
| Leverage Capital Ratio | | 8.51% | | | | 8.92% |

1. Net interest income excludes PPP interest income less an assumed funding cost of 0.25% and PPP net loan fee income; Total Avg. Interest-Earning Assets excludes average PPP loan balances; Total Assets excludes period-end PPP loan balance; Average Assets excludes average PPP loan balances.
2. Net interest income shown on a taxable equivalent basis.
3. Net interest margin calculation annualizes net interest income based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

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